EXHIBIT 10.23

RESTRICTED STOCK UNIT GRANT NOTICE
[Time-Based]

Skillsoft Corp., a Delaware corporation (the “Company”), pursuant to its 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the number of time-based Restricted Stock Units set forth below (the “RSUs”). The RSUs are subject to all of the terms and conditions as set forth in this Restricted Stock Unit Grant Notice (this “Grant Notice”), in the Restricted Stock Unit Agreement (attached hereto), in the Plan, and in that certain offer letter agreement between the Participant and the Company dated as of September 4, 2024 (the “Letter Agreement”), all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

Participant: Ronald W. Hovsepian

Date of Grant: October 4, 2024

Vesting Commencement Date: April 16, 2024

Number of Restricted Stock Units: 500,000

Vesting Schedule: Subject to Section 2(b) of the Restricted Stock Unit Agreement, one-sixteenth (1/16) of the RSUs will vest on each three-month anniversary of the Vesting Commencement Date (with the number of RSUs that vests being rounded down to the nearest whole share, other than with respect to the final vesting date, April 16, 2028), provided that the Participant has not undergone a Termination prior to the applicable anniversary, and provided further that any RSUs that otherwise would have been scheduled to vest prior to the Date of Grant shall instead vest as of the Date of Grant. Notwithstanding anything to the contrary in this Grant Notice, in the Restricted Stock Unit Agreement, or in the Plan, the provisions of the Letter Agreement shall apply to the RSUs and are incorporated herein by reference and made a part hereof, with the RSUs constituting the “Initial RSUs” for purposes of the Letter Agreement.

Dividend Equivalents: The RSUs shall be credited with dividend equivalent payments, as provided in Section 13(c)(iii) of the Plan.

Acknowledgments: The Participant acknowledges receipt of this Grant Notice, the Restricted Stock Unit Agreement (the “Agreement”) and the Plan and, as an express condition to the grant of the RSUs hereunder, agrees to bound by the terms of this Grant Notice, the Agreement and the Plan. The Participant further acknowledges and agrees that (a) this Grant Notice and the Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (b) this Grant Notice and Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (c) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Grant Notice and Agreement is countersigned by the Participant.

RESTRICTED STOCK UNIT AGREEMENT
[Time-Based]

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Restricted Stock Unit Agreement (this “Agreement”) and the Skillsoft Corp. 2020 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Skillsoft Corp., a Delaware corporation (the “Company”), and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

1.    Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units (the “RSUs”) provided in the Grant Notice (with each RSU representing an unfunded, unsecured right to receive one share of Common Stock).

2.    Vesting and Termination.

(a)    Subject to the conditions contained herein and in the Plan, the RSUs shall vest as provided in the Grant Notice.

(b)    Except as provided in the immediately following sentence, in the event of the Participant’s Termination for any reason prior to the time that all of the RSUs have vested, the then-unvested RSUs shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination. Notwithstanding anything to the contrary in the Grant Notice, in this Agreement, or in the Plan, the provisions of that certain offer letter agreement between the Participant and the Company dated as of September 4, 2024 (the “Letter Agreement”) shall apply to the RSUs and are incorporated herein by reference and made a part hereof, with the RSUs constituting the “Initial RSUs” for purposes of the Letter Agreement.

3.    Settlement of Restricted Stock Units. Subject to any election by the Committee pursuant to Section 8(d)(ii) of the Plan, the Company will deliver to the Participant, without charge, on or within 30 days following the applicable vesting date, one share of Common Stock for each RSU that vests on such date, and such vested RSU shall be cancelled upon such delivery. The Company shall either (a) deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name, or (b) cause such shares of Common Stock to be credited to the Participant’s account at the third-party plan administrator. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to issue or transfer any shares of Common Stock as contemplated by this Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the shares of Common Stock are listed for trading.

4.    Participant. Whenever the word “Participant” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or persons to whom the RSUs may be transferred in accordance with Section 13(b) of the Plan, the word “Participant” shall be deemed to include such persons.

5.    Non-Transferability. The RSUs are not transferable by the Participant except to Permitted Transferees in accordance with Section 13(b) of the Plan. Except as otherwise provided herein, no assignment or transfer of the RSUs, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise, shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the RSUs shall terminate and become of no further effect.

6.    Rights as Shareholder. Subject to any dividend equivalent payments to be provided to the Participant in accordance with the Grant Notice and Section 13(c)(iii) of the Plan, the Participant shall have no rights as a shareholder with respect to any share of Common Stock underlying an RSU unless and until the Participant shall have become the holder of record of such share of Common Stock, and no adjustment shall be made for dividends or distributions or other rights in respect of such share of Common Stock for which the record date is prior to the date upon which the Participant shall become the holder of record thereof.

7.    Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.

8.    Notice. Every notice or other communication relating to this Agreement between the Company and the Participant shall be in writing, which may include by electronic mail, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s Chief Legal Officer or its designee, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the foregoing, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.

9.    No Right to Continued Employment or Service. This Agreement does not confer upon the Participant any right to continue as an employee or other service provider to the Company.

10.    Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

11.    Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.

12.    Governing Law. The provisions of Section 13(q) of the Plan are incorporated herein by reference and made a part hereof. Notwithstanding anything contained in this Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of the State of Delaware.

13.    Plan. The terms and provisions of the Plan are incorporated herein by reference and made a part hereof. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the terms and provisions of this Agreement (including the Grant Notice), the Plan shall govern and control; provided, that, in the event of a conflict or inconsistency between the terms and provisions of the Plan or this Agreement and the Letter Agreement, the Letter Agreement shall govern and control.

14.    Section 409A. It is intended that the RSUs granted hereunder shall be exempt from Section 409A of the Code pursuant to the “short-term deferral” rule applicable to such section, as set forth in the regulations or other guidance published by the Internal Revenue Service thereunder.

15.    Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the RSUs and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

16.    Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

17.    Entire Agreement. This Agreement, the Grant Notice, the Plan and the Letter Agreement constitute the entire agreement of the parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings of the parties, oral and written, with respect to such subject matter.

* * *

[Signature page follows]

Participant

/s/ Ronald W. Hovsepian

Ronald W. Hovsepian

SKILLSOFT CORP.

By:         /s/ Richard Walker
Richard Walker

Chief Financial Officer

[Signature page to Restricted Stock Unit Grant Notice and Agreement (Time-Based)]